PRICING SUPPLEMENT NO. 35                                Rule 424 (b)(3)
DATED: September 22, 1997                              File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $40,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 9/25/97    Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 9/25/98

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                           Optional           Optional
                      Redemption           Repayment          Repayment
Redeemable On         Price(s)             Date(s)            Price(s)
-------------         ----------           ---------          ---------

N/A                   N/A                  N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[x]         Treasury Rate                    Interest Reset Period: Weekly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly

Index Maturity:  Three months

Spread (plus or minus): +.49%
-------------------------------------

*        Weekly on each Tuesday, or the day following the Treasury auction.

**       12/26/97, 03/25/98, 06/25/98 and 09/25/98.

***      The Treasury Rate as of September 22, 1997 plus 49 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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